UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

Citius Oncology, Inc.

(Name of Registrant as Specified In Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

Citius Oncology, Inc.

11 Commerce Drive, 1st Floor

Cranford, NJ 07016

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT OF THE STOCKHOLDERS

Dear Stockholder:

This notice and the accompanying information statement (the “Information Statement”) is furnished by the Board of Directors (the “Board”) of Citius Oncology, Inc. (“Citius Oncology,” the “Company,” “we” or “us”). The Company, a Delaware corporation, is a public company registered with the Securities and Exchange Commission (the “SEC”). The Information Statement has been filed with the SEC and is being furnished, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify the holders of record of our common stock, par value $0.0001 per share (our “Common Stock”), as of the close of business on February 13, 2025 (the “Record Date”) of actions we are taking pursuant to a written consent representing a majority of the voting power of our Common Stock, in lieu of a meeting of stockholders.

The purpose of the Information Statement is to inform the Company’s stockholders of the action taken by our Board on February 12, 2025 and by the holders of a majority of the issued and outstanding shares of our Common Stock by written consent delivered to the Company on February [●], 2025 (the “Stockholder Written Consent”), resolving to amend the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) in the form attached to this Information Statement (the “Certificate of Amendment”) as Annex A. The Stockholder Written Consent was sufficient to approve the Certificate of Amendment under Delaware law and the Certificate of Incorporation. The attached Information Statement describes the Certificate of Amendment approved by Stockholder Written Consent, which will increase the Company’s authorized shares of Common Stock to 400,000,000 shares from 100,000,000 shares of Common Stock.

In accordance with Rule 14c-2 of the Exchange Act, change in authorized capital and Certificate of Amendment described herein will become effective no earlier than the 40th calendar day after the Notice of Internet Availability of Information Statement is first made available to holders of our Common Stock as of February 13, 2025. The Notice of Internet Availability of Information Statement is being distributed and made available on or about [●], 2025, to holders of record of the Company’s Common Stock as of the Record Date for the stockholder vote to approve the Certificate of Amendment.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE INFORMATION STATEMENT

We are pleased to take advantage of the Securities and Exchange Commission, or SEC, rules that allow us to furnish the Information Statement via the Internet. Taking advantage of these rules allows us to lower the cost of delivering materials to our stockholders and reduce the environmental impact of printing and mailing these materials.

The full text of the Information Statement is made available on our website at https://citiusonc.com/financials/sec-filings/. If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them by telephone (908-967-6677) or U.S. mail at 11 Commerce Drive, First Floor, Cranford, New Jersey 07016.  The entire cost of furnishing the Information Statement will be borne by the Company.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THE INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

There are no stockholder dissenters’ or appraisal rights in connection with any of the matters discussed in the accompanying Information Statement. Please read this Information Statement carefully and entirely. It describes the terms of the actions taken by the stockholders. Although you will not have an opportunity to vote on the approval of the Certificate of Amendment, the Information Statement contains important information about the Certificate of Amendment.

[●], 2025	By Order of the Board of Directors

/s/ Leonard Mazur
Director, Chief Executive Officer and Chairman

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTIONS, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Information Statement is dated [●], 2025 and is first being mailed to our stockholders on or about [●], 2025.

Citius Oncology, Inc.

11 Commerce Drive, 1st Floor

Cranford, NJ 07016

INFORMATION STATEMENT

REGARDING CORPORATE ACTION TAKEN BY WRITTEN CONSENT

IN LIEU OF SPECIAL MEETING.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Questions and Answers about this Information Statement:

Why am I receiving this Information Statement?

This Information Statement is being furnished by the Board of Citius Oncology, Inc. on or about [●], 2025, to the holders of record at the close of business on the Record Date, February 13, 2025, of the outstanding shares of the Company’s Common Stock. The purpose of this Information Statement is to inform Citius Oncology’s stockholders of the Stockholder Written Consent.

The actions contemplated by the Stockholder Written Consent are being taken without notice, meetings or votes in accordance with the Delaware General Corporation Law (“DGCL”), the Company’s Certificate of Incorporation and Bylaws. This Information Statement is being mailed on or about [●], 2025, to the stockholders of the Company as of the Record Date, February 13, 2025.

What was approved by the Stockholder Written Consent?

On February 12, 2025, the Board approved, and recommended to stockholders for approval, an amendment to the Certificate of Incorporation that will increase the Company’s authorized shares of Common Stock to 400,000,000 shares from 100,000,000 shares (the “Certificate of Amendment”). The full text of the Certificate of Amendment is attached to this Information Statement as Annex A.

What vote was obtained to approve the Certificate of Amendment described in this Information Statement?

Section 228 of the DGCL provides that, unless a company’s certificate of incorporation provides otherwise, stockholders may take any action without a meeting of stockholders, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by stockholders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize and take such action at a meeting at which all shares entitled to vote thereon were present voted.

As of the Record Date, 71,552,402 shares of our Common Stock were issued and outstanding. Each share of our Common Stock is entitled to one vote. Pursuant to Section 228 of the DGCL, as outlined above, at least a majority of the voting equity of the Company, or at least 35,776,202 votes, are required to approve the corporate actions by written consent. Our majority stockholder, Citius Pharmaceuticals, Inc., who, as of the Record Date, held 66,049,615 shares of Common Stock, representing approximately 92.3% of the voting equity of the Company, has voted in favor of the Certificate of Amendment, thereby satisfying the requirement pursuant to the DGCL that at least a majority of the voting equity vote in favor of a corporate action by written consent.

Accordingly, we have obtained all necessary corporate approval in connection with the Certificate of Amendment. We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. This Information Statement is furnished solely for the purposes of advising stockholders of the action approved by the Stockholder Written Consent and giving stockholders notice as required by Delaware law and the Exchange Act.

As the Certificate of Amendment was approved by written consent of the holder a majority of our voting stock, there will be no stockholders’ meeting.

Are there interested parties with respect to the Stockholder Written Consent?

None of the directors or executive officers of the Company have any substantial interest resulting from the Certificate of Amendment that is not shared by all other stockholders, pro rata, and in accordance with their respective interests. We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action being taken.

Do I have dissenter’s rights?

Pursuant to the DGCL, stockholders have no appraisal or dissenters’ rights in connection with the Certificate of Amendment.

Why was the Certificate of Amendment approved via the Stockholder Written Consent?

The Board has determined to pursue stockholder action by majority written consent of those shares entitled to vote as of the Record Date to reduce the costs and management time required to hold a special meeting of stockholders, and to implement the above action in a timely manner.

When will the Certificate of Amendment be effective?

In accordance with Rule 14c-2 of the Exchange Act, change in authorized capital and Certificate of Amendment described herein will become effective no earlier than the 40th calendar day after the Notice of Internet Availability of Information Statement is first made available to holders of our Common Stock as of February 13, 2025. The Notice of Internet Availability of Information Statement is being distributed and made available on or about [●], 2025, to holders of record of the Company’s Common Stock as of the Record Date for the stockholder vote to approve the Certificate of Amendment.

We are not seeking written consent from any stockholders other than as set forth above, and our other stockholders will not be given an opportunity to vote with respect to the actions taken. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of advising stockholders of the actions taken by the Stockholder Written Consent and giving stockholders advance notice of the actions taken.

FORWARD-LOOKING STATEMENTS

This Information Statement contains “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, plans, strategies, predictions, or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in our Annual Report on Form 10-K (our “Form 10-K”), which we filed with the Securities and Exchange Commission (“SEC”) on December 27, 2024, as amended on January 27, 2025. In addition, such statements could be affected by risks and uncertainties related to:

●	the ability of the Company to recognize the anticipated benefits of the Merger (as defined herein), which may not be realized fully, if at all, or may take longer to realize than expected;

●	the Company’s need for substantial additional funds and its ability to raise those funds;

●	our ongoing evaluations of strategic alternatives;

●	the ability of the Company to commercialize LYMPHIR, including covering the costs of licensing payments, product manufacturing and other third-party goods and services;

●	the ability of LYMPHIR or any of our future product candidates to impact the quality of life of our target patient populations;

●	the estimated markets for LYMPHIR or any of our future product candidates and the acceptance thereof by any market;

●	our ability to procure cGMP commercial-scale supply;

●	our dependence on third-party suppliers;

●	risks arising from changes in the fields in which LYMPHIR and any of our future product candidates, if approved, may compete;

●	risks relating to the results of research and development activities, including those from our existing and any new pipeline assets;

●	the ability of the Company to maintain compliance with the continued listing requirements the Nasdaq Stock Market LLC (“Nasdaq”);

●	the ability to obtain, perform under and maintain financing and strategic agreements and relationships;

●	the Company’s operating results and financial performance;

●	uncertainties relating to preclinical and clinical testing, approval and commercialization of any future product candidates by the Company;

●	the Company’s ability to manage and grow our business and execution of our business and growth strategies;

●	the competitive environment in the life sciences and biotechnology industry;

●	failure to maintain, protect and defend the Company’s intellectual property rights;

●	changes in government laws and regulations, including laws governing intellectual property, and the enforcement thereof affecting the Company’s business;

●	changes in general economic conditions, geopolitical risk, including as a result of any pandemic or international conflict, including in the Middle East and between Russia and Ukraine;

●	the effect of the transactions on the Company’s business relationships, operating results, and businesses generally;

●	volatility in the price of the Company’s securities due to a variety of factors, including the Company’s inability to implement their business plans or meet or exceed our financial projections;

●	the outcome of any litigation related to or arising out of the Merger, or any adverse developments therein or delays or costs resulting therefrom; and

●	other risks and uncertainties set forth under the section entitled “Risk Factors” in our Form 10-K.

Any forward-looking statements speak only as of the date on which they are made, and, except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the filing date of this Information Statement.

APPROVAL OF THE CERTIFICATE OF AMENDMENT

TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

The Amendment to Increase Authorized Shares of our Common Stock

Our Board has approved, and stockholders holding at least a majority of the issued and outstanding shares of our Common Stock have approved, by written consent in lieu of a special meeting, a Certificate of Amendment to our Certificate of Incorporation to increase the authorize shares of Common Stock from 100,000,000 shares to 400,000,000 shares. In accordance with Rule 14c-2 of the Exchange Act, change in authorized capital and Certificate of Amendment described herein will become effective no earlier than the 40th calendar day after the Notice of Internet Availability of Information Statement is first made available to holders of our Common Stock as of February 13, 2025. The Notice of Internet Availability of Information Statement is being distributed and made available on or about [●], 2025, to holders of record of the Company’s Common Stock as of the Record Date for the stockholder vote to approve the Certificate of Amendment. We anticipate the effective date to be on or about [●], 2025.

Purposes of the Increase in Authorized Shares of Our Common Stock

The Board believes that the Certificate of Amendment will provide us with greater flexibility by increasing our authorized capital to allow us to issue additional shares of Common Stock as the Board deems necessary or advisable. While we have no current plans to issue shares of our Common Stock, aside from the those presented herein, we feel it appropriate to increase our authorized number of shares of Common Stock in the event we encounter potential financing or strategic acquisition transactions that would require the issuance of shares.

We currently have 71,552,402 shares of Common Stock outstanding, an aggregate of 17,250,000 shares of Common Stock available for future issuance under our Citius Oncology, Inc. 2023 Omnibus Stock Incentive Plan (the “2023 Plan”) and our 2024 Omnibus Stock Incentive Plan (the “2024 Plan”) (collectively, the “Stock Plans”), provided there are adequate authorized shares for issuance, and outstanding options to purchase an aggregate of 12,750,000 shares of Common Stock under the Stock Plans, and as a result, our current authorized shares of 100,000,000 is insufficient to plan for future financings and acquisitions. Consequently, an increase of our authorized shares of Common Stock is necessary to validly issue shares of Common Stock upon the conversion or exercise of these securities and to meet our strategic objectives.

Significant additional capital will be needed in the future to continue our efforts to market and commercialize LYMPHIRTM, our approved product for the treatment of relapsed or refractory cutaneous T-cell lymphoma (CTCL), to continue our planned operations, and to pay for costs associated with operating as a public company. We may also require capital to acquire or invest in complementary businesses or products. We have no commitments with respect to any acquisition or investment; however, we may seek opportunities and transactions that management believes will be advantageous to us and our stockholders, operations and prospects. To raise capital, we may sell Common Stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell Common Stock, convertible securities or other equity securities, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights, preferences and privileges senior to the holders of our Common Stock.

Potential Adverse Effects of the Approval of the Increase in Authorized Capital

The increase in the authorized shares of Common Stock will not have any immediate effect on the rights of existing stockholders. However, our Board will have the authority to issue authorized Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock without requiring future stockholder approval of such issuances, except as may be required by our Certificate of Incorporation, Nasdaq rules, or applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. The sale into the public market of additional shares also could materially and adversely affect the market price of our Common Stock.

The additional shares of Common Stock authorized by the Certificate of Amendment will have the same privileges as the shares of Common Stock currently authorized and issued. Stockholders do not have preemptive rights under our Certificate of Incorporation and will not have such rights with respect to the additional authorized shares of Common Stock. The increase in authorized shares would not affect the terms or rights of holders of existing shares of Common Stock or securities convertible into shares of Common Stock. All outstanding shares of Common Stock will continue to have one vote per share on all matters to be voted on by our stockholders, including the election of directors. The amendment will not otherwise alter or modify the rights, preferences, privileges or restrictions of the Common Stock.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the amount of our common stock beneficially owned as of February 13, 2025 by (i) each person or group as those terms are used in Section 13(d)(3) of the Exchange Act believed by us to beneficially own more than 5% of our common stock, (ii) each of our current directors, (iii) each of our Named Executive Officers, and (iv) all of our directors and executive officers as a group. Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned (2)	Percentage of Shares of Common Stock Beneficially Owned (3)
Executive Officers and Directors
Leonard Mazur (4)	1,233,333	1.72%
Myron Holubiak (5)	500,000	*
Suren Dutia (6)	150,000	*
Dr. Eugene Holuka (7)	150,000	*
Dennis M. McGrath (8)	150,000	*
Robert Smith	--	*
Joel Mayersohn	--	*
Carol Webb (9)	150,000	*
Myron Czuczman (10)	466,667	*
All directors and executive officers as a group (10 people) (11)	3,266,667	4.57%

5% Holders
Citius Pharmaceuticals, Inc.	66,049,615	92.3%

(1)	The business address of each of the following entities or individuals is c/o of the Company, 11 Commerce Drive, 1st Floor, Cranford, New Jersey 07016.

(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of February 13, 2025 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(3)	Percentage based on 71,552,402 shares of common stock issued and outstanding as of February 13, 2025.

(4)	Consists of 1,233,333 shares of common stock Mr. Mazur has the right to acquire pursuant to outstanding options that are exercisable within 60 days of February 13, 2025.

(5)	Consists of 500,000 shares of common stock Mr. Holubiak has the right to acquire pursuant to outstanding options that are exercisable within 60 days of February 13, 2025.

(6)	Consists of 150,000 shares of common stock Mr. Dutia has the right to acquire pursuant to outstanding options that are exercisable within 60 days of February 13, 2025.

(7)	Consists of 150,000 shares of common stock Dr. Holuka has the right to acquire pursuant to outstanding options that are exercisable within 60 days of February 13, 2025.

(8)	Consists of 150,000 shares of common stock Mr. McGrath has the right to acquire pursuant to outstanding options that are exercisable within 60 days of February 13, 2025.

(9)	Consists of 150,000 shares of common stock Ms. Webb has the right to acquire pursuant to outstanding options that are exercisable within 60 days of February 13, 2025.

(10)	Consists of 466,667 shares of common stock Dr. Czuczman has the right to acquire pursuant to outstanding options that are exercisable within 60 days of February 13, 2025.

(11)	Consists of 3,266,667 shares of common stock the directors and executive officers have the right to acquire pursuant to outstanding options that are exercisable within 60 days of February 13, 2025.

CHANGE OF CONTROL

On August 12, 2024, the Company completed the previously announced business combination (the “Closing”) pursuant to that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of October 23, 2023, by and among Citius Pharma, Citius Oncology Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Citius Pharma (“SpinCo”), TenX Keane Acquisition, a Cayman Islands exempted company (now Citius Oncology, Inc., a Delaware corporation) and TenX Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of TenX, and the related transaction documents described therein. Pursuant to the Merger Agreement and among other related transactions, the Merger Sub merged with and into SpinCo (the “Merger”), with SpinCo continuing as the surviving company in the Merger and a wholly-owned subsidiary of the Company. As a result of the Merger, the existing common stock of SpinCo, par value $0.0001 per share, automatically converted into the right to receive shares of the Company’s Common Stock in accordance with an exchange ratio described in the Merger Agreement. After the Closing, Citius Pharmaceuticals, Inc. controls a majority of the voting power for the election of directors of the Company, owning approximately 92.3% of the outstanding shares of the Company’s Common Stock.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies to deliver a single copy of information statements or proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. Upon request, we will promptly deliver a separate copy of this Information Statement to one or more stockholders at a shared address to which a single copy of the Information Statement was delivered. Stockholders may request a separate copy of the Information Statement by contacting us either by calling (908) 967-6677 or by mailing a request to 11 Commerce Drive, First Floor, Cranford, New Jersey 07016. Stockholders at a shared address who receive multiple copies of the Information Statement may request to receive or a single copy of information statements or proxy materials in the future in the same manner as described above.

ADDITIONAL AVAILABLE INFORMATION

Financial and other information about our Company is available on our website at www.citiusonc.com. We make available on our website, free of charge, copies of our Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it, to the SEC. All reports we file with the SEC are available free of charge via EDGAR through the SEC website at www.sec.gov. We have included the web addresses of Citius Oncology and the SEC as inactive textual references only. Except as specifically incorporated by reference into this Information Statement, information on these websites is not part of this filing.

As a matter of regulatory compliance, we are sending you this Information Statement that describes the purpose and effect of the Stockholder Written Consent. Your consent to the Stockholder Written Consent is not required and is not being solicited in connection with the Stockholder Written Consent. This Information Statement is intended to provide our stockholders with information required by the rules and regulations of the Exchange Act.

ANNEX A

FORM OF

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

CITIUS ONCOLOGY, INC.

The undersigned, for purposes of amending the Certificate of Incorporation (the “Certificate”) of Citius Oncology, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: The name of the corporation is Citius Oncology, Inc. (the “Corporation”).

SECOND: The Certificate was filed with the Office of the Secretary of State of the State of Delaware on August 5, 2024.

THIRD: The Paragraph A. of Article IV. of the Certificate is hereby amended to read, in its entirety, as follows:

“The total number of shares of capital stock which may be issued by the Company is 410,000,000, of which 400,000,000 shares shall be common stock of the par value of $0.0001 per share (the “Common Stock”) and 10,000,000 shares shall be preferred stock of the par value of $0.0001 per share (the “Preferred Stock”).”

FIFTH: Except as expressly amended herein, all provisions of the Certificate filed with the Office of the Secretary of State of the State of Delaware on August 5, 2024, shall remain in full force and effect.

SIXTH: The foregoing amendment was duly adopted by the Board of Directors and by the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Corporation, does hereby execute this Certificate of Amendment to the Certificate of Incorporation, this [●] day of [●] 2025.

CITIUS ONCOLOGY, INC.

By:
Name:	Leonard Mazur
Title:	President and Chief Executive Officer

Annex A-1